                  MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

                               ADMINISTRATION PLAN
                                (INVESTOR CLASS)

                                OCTOBER 23, 2003

         WHEREAS, Morgan Stanley Institutional Liquidity Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust has separate series or Portfolios, each of which is a separate pool of assets with its own investment policies (the "Portfolios") and each Portfolio investing in money market instruments may be divided into multiple separate classes including: Institutional Class, Investor Class, Service Class, Administrative Class, Advisory Class and Participant Class; and

         WHEREAS, the Trust, on behalf of the Investor Class of each Portfolio that offers such shares, desires to adopt an Administration Plan and the Board of Trustees of the Trust has determined that with respect to each Portfolio there is a reasonable likelihood that adoption of this Administration Plan will benefit the Portfolio and its shareholders; and

         WHEREAS, institutions (the "Service Organizations") may (i) act directly or indirectly as nominees and recordholders of shares of the Investor Class for their respective customers who are or may become beneficial owners of such shares (the "Customers"); (ii) provide services to other Service Organizations intended to facilitate or improve a Service Organization's services to its Customers with respect to the Portfolios; and/or (iii) perform certain account administration services with respect to the Customers pursuant to Agreements between the Trust, on behalf of the Investor Class of each Portfolio, and such Service Organizations (the "Agreements").

         NOW, THEREFORE, the Trust, on behalf of the Investor Class of each Portfolio, hereby adopts this Administration Plan (the "Plan") on the following terms and conditions:

         1. The Trust, on behalf of the Investor Class of each Portfolio, is authorized to pay Morgan Stanley & Co. Incorporated, the Portfolio's distributor, to compensate each Service Organization the monthly or quarterly administration fee specified in the Agreement with such Service Organization, which shall be assessed at an annual rate of up to 0.10% of the average daily net assets of Investor Class shares of such Portfolio which are owned beneficially by the Customers of such Service Organization during such period.

         2. The types of administration services and expenses for which a Service Organization may be compensated or reimbursed under this Plan include, without limitation: (i) acting or arranging for another party to act, as recordholder and nominee of all shares of the Investor Class beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to shares of the Investor Class owned by each Customer; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange shares of the Investor Class; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such shares of the Investor Class; (v) processing dividend payments; (vi) forwarding shareholder communications such as proxies and shareholder reports; and (vii) receiving, tabulating and transmitting proxies. No Portfolio may compensate a Service Organization for services provided with respect to another Portfolio.

         3. This Plan shall not take effect as to any Portfolio until the Plan has been approved for such Portfolio by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "non-interested Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan.

         4. This Plan shall remain in effect for one year and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

         5. Management shall provide the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of services performed by and fees paid to each Service Organization under the Agreements and this Plan.

         6. This Plan may be terminated as to the Investor Class of any Portfolio at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of the Investor Class of such Portfolio.

         7. This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the Investor Class of such Portfolios. No other material amendment to the Plan shall be made unless approved in the manner provided in paragraph 3 hereof.

         8. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

         9. This Plan only relates to the Investor Class of a Portfolio and the fee determined in accordance with paragraph 1 shall be based upon the average daily net assets of the Portfolio attributable to its Investor Class shares. The obligations of the Trust and the Portfolios hereunder are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property allocable to Investor Class shares shall be bound. No series of the Trust shall be responsible for the obligations of any other series of the Trust.

         [Signature Page Follows]

         IN WITNESS WHEREOF, the Trust, on behalf of the Investor Class of each Portfolio, has executed this Administration Plan as of the day and year first written above.

                            Morgan Stanley Institutional Liquidity Funds
                            (on behalf of the Investor Class of each Portfolio)


                            By:
                                ---------------------------
                            Name:  Mitchell M. Merin
                            Title: President

                  MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

                               ADMINISTRATION PLAN
                                 (SERVICE CLASS)

                                OCTOBER 24, 2003

         WHEREAS, Morgan Stanley Institutional Liquidity Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust has separate series or Portfolios, each of which is a separate pool of assets with its own investment policies (the "Portfolios") and each Portfolio investing in money market instruments may be divided into multiple separate classes including: Institutional Class, Investor Class, Service Class, Administrative Class, Advisory Class and Participant Class; and

         WHEREAS, the Trust, on behalf of the Service Class of each Portfolio that offers such shares, desires to adopt an Administration Plan and the Board of Trustees of the Trust has determined that with respect to each Portfolio there is a reasonable likelihood that adoption of this Administration Plan will benefit the Portfolio and its shareholders; and

         WHEREAS, institutions (the "Service Organizations") may (i) act directly or indirectly as nominees and recordholders of shares of the Service Class for their respective customers who are or may become beneficial owners of such shares (the "Customers"); (ii) provide services to other Service Organizations intended to facilitate or improve a Service Organization's services to its Customers with respect to the Portfolios; and/or (iii) perform certain account administration services with respect to the Customers pursuant to Agreements between the Trust, on behalf of the Service Class of each Portfolio, and such Service Organizations (the "Agreements").

         NOW, THEREFORE, the Trust, on behalf of the Service Class of each Portfolio, hereby adopts this Administration Plan (the "Plan") on the following terms and conditions:

         1. The Trust, on behalf of the Service Class of each Portfolio, is authorized to pay Morgan Stanley & Co. Incorporated, the Portfolio's distributor, to compensate each Service Organization the monthly or quarterly administration fee specified in the Agreement with such Service Organization, which shall be assessed at an annual rate of up to 0.05% of the average daily net assets of Service Class shares of such Portfolio which are owned beneficially by the Customers of such Service Organization during such period.

         2. The types of administration services and expenses for which a Service Organization may be compensated or reimbursed under this Plan include, without limitation: (i) acting or arranging for another party to act, as recordholder and nominee of all shares of the Service Class beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to shares of the Service Class owned by each Customer; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange shares of the Service Class; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such shares of the Service Class; (v) processing dividend payments; (vi) forwarding shareholder communications such as proxies and shareholder reports; and (vii) receiving, tabulating and transmitting proxies. No Portfolio may compensate a Service Organization for services provided with respect to another Portfolio.

         3. This Plan shall not take effect as to any Portfolio until the Plan has been approved for such Portfolio by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "non-interested Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan.

         4. This Plan shall remain in effect for one year and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

         5. Management shall provide the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of services performed by and fees paid to each Service Organization under the Agreements and this Plan.

         6. This Plan may be terminated as to the Service Class of any Portfolio at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of the Service Class of such Portfolio.

         7. This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the Service Class of such Portfolios. No other material amendment to the Plan shall be made unless approved in the manner provided in paragraph 3 hereof.

         8. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

         9. This Plan only relates to the Service Class of a Portfolio and the fee determined in accordance with paragraph 1 shall be based upon the average daily net assets of the Portfolio attributable to its Service Class shares. The obligations of the Trust and the Portfolios hereunder are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property allocable to Service Class shares shall be bound. No series of the Trust shall be responsible for the obligations of any other series of the Trust.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Trust, on behalf of the Service Class of each Portfolio, has executed this Administration Plan as of the day and year first written above.

                              Morgan Stanley Institutional Liquidity Funds
                              (on behalf of the Service Class of each Portfolio)


                              By:
                                 -------------------------------------
                              Name:  Mitchell M. Merin
                              Title:  President

                  MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

                               ADMINISTRATION PLAN
                             (ADMINISTRATIVE CLASS)

                                OCTOBER 23, 2003

         WHEREAS, Morgan Stanley Institutional Liquidity Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust has separate series or Portfolios, each of which is a separate pool of assets with its own investment policies (the "Portfolios") and each Portfolio investing in money market instruments may be divided into multiple separate classes including: Institutional Class, Investor Class, Service Class, Administrative Class, Advisory Class and Participant Class; and

         WHEREAS, the Trust, on behalf of the Administrative Class of each Portfolio that offers such shares, desires to adopt an Administration Plan and the Board of Trustees of the Trust has determined with respect to each Portfolio that there is a reasonable likelihood that adoption of this Administration Plan will benefit the Portfolio and its shareholders; and

         WHEREAS, institutions (the "Service Organizations") may (i) act directly or indirectly as nominees and recordholders of shares of the Administrative Class for their respective customers who are or may become beneficial owners of such shares (the "Customers"); (ii) provide services to other Service Organizations intended to facilitate or improve a Service Organization's services to its Customers with respect to the Portfolios; and/or
(iii) perform certain account administrative services with respect to the Customers pursuant to Agreements between the Trust, on behalf of the Administrative Class of each Portfolio, and such Service Organizations (the "Agreements").

         NOW, THEREFORE, the Trust, on behalf of the Administrative Class of each Portfolio, hereby adopts this Administration Plan (the "Plan") on the following terms and conditions:

         1. The Trust, on behalf of the Administrative Class of each Portfolio, is authorized to pay Morgan Stanley & Co. Incorporated, the Portfolio's distributor, to compensate each Service Organization the monthly or quarterly administration fee specified in the Agreement with such Service Organization, which shall be assessed at an annual rate of up to 0.15% of the average daily net assets of Administrative Class shares of such Portfolio which are owned beneficially by the Customers of such Service Organization during such period.

         2. The types of administration services and expenses for which a Service Organization may be compensated or reimbursed under this Plan include, without limitation: (i) acting or arranging for another party to act, as recordholder and nominee of all shares of the Administrative Class beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to shares of the Administrative Class owned by each Customer; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange shares of the Administrative Class; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such shares of the Administrative Class; (v) processing dividend payments; (vi) forwarding shareholder communications such as proxies and shareholder reports; and (vii) receiving, tabulating and transmitting proxies. No Portfolio may compensate a Service Organization for services provided with respect to another Portfolio.

         3. This Plan shall not take effect as to any Portfolio until the Plan has been approved for such Portfolio by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "non-interested Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan.

         4. This Plan shall remain in effect for one year and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

         5. Management shall provide the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of services performed by and fees paid to each Service Organization under the Agreements and this Plan.

         6. This Plan may be terminated as to the Administrative Class of any Portfolio at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of the Administrative Class of such Portfolio.

         7. This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the Administrative Class of such Portfolios. No other material amendment to the Plan shall be made unless approved in the manner provided in paragraph 3 hereof.

         8. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

         9. This Plan only relates to the Administrative Class of a Portfolio and the fee determined in accordance with paragraph 1 shall be based upon the average daily net assets of the Portfolio attributable to its Administrative Class shares. The obligations of the Trust and the Portfolios hereunder are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property allocable to Administrative Class shares shall be bound. No series of the Trust shall be responsible for the obligations of any other series of the Trust.

         [Signature Page Follows]

         IN WITNESS WHEREOF, the Trust, on behalf of the Administrative Class of each Portfolio, has executed this Administration Plan as of the day and year first written above.

                       MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS
                       (on behalf of the Administrative Class of each Portfolio)


                       By:
                          -------------------------------
                       Name:  Mitchell M. Merin
                       Title: President

                  MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

                   SERVICE AND SHAREHOLDER ADMINISTRATION PLAN
                                (ADVISORY CLASS)

                                OCTOBER 23, 2003

         WHEREAS, Morgan Stanley Institutional Liquidity Funds (the "Trust") engages in business as an open- end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust has separate series or Portfolios, each of which is a separate pool of assets with its own investment policies (the "Portfolios") and each Portfolio investing in money market instruments may be divided into multiple separate classes including: Institutional Class, Investor Class, Service Class, Administrative Class, Advisory Class and Participant Class; and

         WHEREAS, the Trust, on behalf of the Advisory Class of each Portfolio that offers such shares, desires to adopt a Service and Shareholder Administration Plan (the "Plan") and the Board of Trustees of the Trust has determined that there is a reasonable likelihood that adoption of the Plan will benefit the Portfolio and its shareholders; and

         WHEREAS, institutions ("Service Organizations") may: (i) act directly or indirectly as nominees and recordholders of shares of the Advisory Class for their respective customers who are or may become beneficial owners of such shares (the "Customers"); (ii) provide service to other service organizations intended to facilitate or improve a service organization's services to its Customers with respect to the Portfolios; and/or (iii) perform certain shareholder administration and shareholder liaison services with respect to the Customers pursuant to Agreements between the Trust, on behalf of the Advisory Class of each Portfolio, and such Service Organizations (the "Agreements").

         NOW, THEREFORE, the Trust, on behalf of the Advisory Class of each Portfolio, hereby adopts this Plan on the following terms and conditions:

         1. (a) The Trust, on behalf of the Advisory Class of each Portfolio, is authorized to pay Morgan Stanley & Co. Incorporated, the Portfolio's distributor, to compensate each Service Organization the monthly or quarterly service fee specified in the Agreement with such Service Organization for (1) personal and account maintenance services performed and expenses incurred by the Service Organization in connection with such Portfolio's Advisory Class and (2) shareholder administration services . The fee paid for such services during any one year shall not exceed 0.25% of the average daily net asset value of the shares of the Advisory Class of such Portfolio, which are owned beneficially by the Customers of such Service Organization during such period.

         2. Personal and account maintenance services and expenses: Personal and account maintenance services performed and expenses incurred by the Service Organization in connection with such Portfolio's Advisory Class include, without limitation, (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (ii) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; (iii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; and (iv) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Organization.

         3. Shareholder administration services: Shareholder administration services and expenses for which a Service Organization may be compensated and reimbursed under this Plan include, without limitation, (i) acting or arranging for another party to act, as recordholder and nominee of all Advisory Class shares beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Advisory Class shares owned by each Customer; (iii) processing Customer orders to purchase, redeem and exchange Advisory Class shares; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of such Advisory Class shares; (v) processing dividend payments on behalf of Customers; (vi) forwarding shareholder communications such as proxies and shareholder reports; and (vii) receiving, tabulating and transmitting proxies. No Portfolio may compensate a Service Organization for services provided with respect to another Portfolio.

         4. This Plan shall not take effect as to any Portfolio until the Plan has been approved for such Portfolio by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "non-interested Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on the Plan.

         5. This Plan shall remain in effect for one year and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4.

         6. Management shall provide the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of services performed by and fees paid to each Service Organization under the Agreements and this Plan.

         7. This Plan may be terminated as to the Advisory Class of any Portfolio at any time by vote of a majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of the Advisory Class of such Portfolio.

         8. This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the Advisory Class of such Portfolios. No other material amendment to the Plan shall be made unless approved in the manner provided in paragraph 4 hereof.

         9. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

         10. This Plan only relates to the Advisory Class shares of such Portfolio and the fees determined in accordance with paragraph 1 shall be based upon the average daily net assets of the Portfolio attributable to Advisory Class shares. The obligations of the Trust and the Portfolios hereunder are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property allocable to Advisory Class shares shall be bound. No series of the Trust shall be responsible for the obligations of any other series of the Trust.

         IN WITNESS WHEREOF, the Trust, on behalf of the Advisory Class of each Portfolio, has executed this document as of the day and year first written above.


                            MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS
                            (on behalf of the Advisory Class of each Portfolio)


                            By:
                                --------------------------------------
                            Name:  Mitchell M. Merin
                            Title: President




                                       3